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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements on Form S-3 (Registration Nos. 333-120289, 333-119672, 333-115111, 333-111879,
333-108899 and 333-46106) and on Form S-8 (Registration Nos. 333-119819,
333-114740, 333-114187, 333-104086 and 333-83922) of NGAS Resources, Inc. of our
report dated March 14, 2005, relating to the consolidated financial statements of NGAS Resources, Inc., which report appears in the Annual Report of NGAS Resources, Inc. on Form 10-KSB for the year ended December 31, 2004.


              /S/ KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
              -----------------------------------------------------
                KRAFT, BERGER, GRILL, SCHWARTZ, COHEN & MARCH LLP
                              CHARTERED ACCOUNTANTS

Toronto, Ontario
March 14, 2005